Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kush Bottles, Inc.

Santa Ana, CA

We consent to the incorporation by reference in Registration Statement No. 333-221910 on Form S-3 and Registration Statement No. 333-209439 on Form S-8 of Kush Bottles, Inc. of our report dated June 1, 2018, with respect to the financial statements of the Summit Innovations, LLC for the fiscal year ending February 28, 2018, appearing in this Current Report on Form 8-K/A dated June 5, 2018 of Kush Bottles, Inc.

/s/ RBSM LLP

Larkspur, CA

June 5, 2018